Exhibit 10.1

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of March 15, 2019, is by and between Restoration Robotics, Inc., a Delaware corporation (“Restoration Robotics”) and each of the Persons set forth on Schedule I (each a “Shareholder”).

WHEREAS, as of the date hereof, the Shareholder is the holder of the number of ordinary shares, nominal value of NIS 0.001 per share (the “Company Ordinary Shares”), and/or Series A Preferred Shares, nominal value of NIS 0.001 per share, Series B Preferred Shares, nominal value of NIS 0.001 per share, Series C Preferred Shares, nominal value of NIS 0.001 per share and Series D Preferred Shares, nominal value of NIS 0.001 per share (collectively, “Company Preferred Shares”), of Venus Concept Ltd., a private company incorporated under the laws of Israel (the “Company”), and/or options to purchase Company Ordinary Shares (“Company Options”), and/or warrants to purchase Company Ordinary Shares and/or Company Preferred Shares (“Company Warrants”), in each case, as set forth opposite the Shareholder’s name on Schedule I (all such Company Ordinary Shares and Company Preferred Shares set forth on Schedule I, together with any Company Ordinary Shares or Company Preferred Shares or securities convertible into, exercisable or exchangeable for or that represent the right to receive Company Ordinary Shares or Company Preferred Shares that are granted, issued to or otherwise acquired or owned by the Shareholder, in each case, solely after the date of this Agreement but prior to the Expiration Time (as defined herein) being referred to herein as the “Subject Shares”);

WHEREAS, the Company, Radiant Merger Sub, Inc., a private company incorporated under the laws of Israel and a wholly-owned subsidiary of Restoration Robotics (“Merger Sub”), and Restoration Robotics propose to enter into an Agreement and Plan of Merger and Reorganization, dated as of the date hereof (as the same may be amended from time to time in accordance with its terms, the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement); and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Restoration Robotics has required that the Shareholder, and as an inducement and in consideration therefor, the Shareholder (in the Shareholder’s capacity solely as a holder of Subject Shares) has agreed to, enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

VOTING AGREEMENT

1.1 Voting of Subject Shares. The Shareholder agrees that, from the date hereof until the Expiration Time, (A) at every meeting of the holders of share capital of the Company, including, to the extent necessary, every meeting of the holders of any class or series of the share capital of the Company (including a subset thereof such as for purposes of granting a consent required to be obtained from the Preferred Majority or the Preferred Supermajority (as defined in the Company’s Articles of Association)) (the “Company Shareholders”), however called, and at every adjournment or postponement thereof (or pursuant to a written consent if the Company Shareholders are requested to act by written consent in lieu of a meeting), the Shareholder shall, or shall cause the holder of record on any applicable record date to, be present (in person or by proxy) and to vote (or cause to be voted) the Shareholder’s Subject Shares (including, for the avoidance of doubt, with respect to any and all class of share capital issued to the Shareholder as a result of exercise of any Company Warrants of Company Options) in favor of (i) the Merger Agreement, the Merger and the other Contemplated Transactions, and (ii) any other proposal included in the information statement, shareholders’ meeting agenda or any written consent provided to the Company Shareholders in connection with, or related to, the consummation of the Merger for which the Board of Directors of the Company has recommended that the Company Shareholders vote in favor; and (b) against any (i) action or agreement (including, without limitation, any amendment of any agreement) that would result in a breach of any covenant, agreement or other obligation of the Company in the Merger Agreement, and (ii) agreement (including, without limitation, any amendment of any agreement), amendment of the articles of association of the Company (or any Subsidiary of the Company) or other action that is intended or could reasonably be expected to (x) result in any of the conditions set forth in Sections 6, 7 and 8 of the Merger Agreement not being fulfilled or satisfied on a timely basis and in any event on or prior to the Effective Time or (y) prevent, impede, interfere with, delay or postpone the timely consummation of the Merger or the other transactions contemplated by the Merger Agreement.

1.2 No Inconsistent Arrangements. Except as expressly provided or required by this Agreement or under the Merger Agreement, from the date hereof until the Expiration Time (as defined below), the Shareholder agrees not to, directly or indirectly, (a) sell, transfer, assign, pledge, hypothecate, tender, encumber or otherwise dispose of in any manner any Subject Shares, or consent or agree to do any of the foregoing (collectively, “Transfer”), (b) limit its right to vote in any manner any of the Subject Shares, including, without limitation, by the grant of any proxy, power of attorney or other authorization in or with respect to the Subject Shares, other than the grant of a proxy to the Chairman of the Board or any other director of the Company to vote the Subject Shares or provide written consents in respect thereof in accordance with Section 1.1 above which proxy the Shareholder hereby confirms is in the form prescribed by the Company has certified as valid, or (c) deposit or permit the deposit of the Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Subject Shares or consent or agree to do any of the foregoing. Notwithstanding any of the foregoing, (x) the Shareholder may make Transfers of the Subject Shares (i) by will, operation of law, or for estate planning or charitable purposes, (ii) to stockholders, corporations, partnerships or other business entities that are direct or indirect Affiliates, current or former partners (general or limited), members or managers of the Shareholder, as applicable, or to the estates of any such stockholders, Affiliates, general or limited partners, members or managers, or to another corporation, partnership, limited liability company or other investment or business entity that controls, is controlled by or is under direct or indirect common control with the Shareholder or (iii) if the Shareholder is a trust, to any beneficiary of the Shareholder or the estate of any such beneficiary; provided that in each such case, the Subject Shares shall continue to be bound by this Agreement and provided that each transferee agrees in writing to be bound by the terms and conditions of this Agreement and either the Shareholder or the transferee provides Restoration Robotics with a copy of such agreement promptly upon consummation of any such Transfer, (y) with respect to the Shareholder’s Company Options or Company Warrants which expire on or prior to the termination of this Agreement, the Shareholder may make Transfers of the Subject Shares (i) to the Company as payment for the exercise price of the Shareholder’s Company Options or Company Warrants and (ii) as payment for taxes applicable to the exercise of the Shareholder’s Company Options or Company Warrants and (z) the Shareholder may take all actions reasonably necessary to consummate the transactions contemplated by the Merger Agreement.

1.3 Documentation and Information. The Shareholder shall permit and hereby authorizes Restoration Robotics and the Company to publish and disclose in all documents and schedules filed with the SEC, or other disclosure document that the Company or Restoration Robotics reasonably determines to be required by law in connection with the Merger Agreement, the Shareholder’s identity and ownership of the Subject Shares and the nature of the Shareholder’s commitments and obligations under this Agreement and to file this Agreement as an exhibit to any filing made by Restoration Robotics or the Company relating to the Merger Agreement as required by applicable law or the terms of the Merger Agreement, including with the SEC or other regulatory authorities; provided that Restoration Robotics or the Company, as the case may be, shall afford the Shareholder a reasonable opportunity to review and comment on such disclosure, and shall consider in good faith any such comments, prior to making any such disclosure. The Company is an intended third-party beneficiary of this Section 1.3.

1.4 Waivers. The Shareholder hereby agrees that it will not bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any action, claim, suit or cause of action, in law or in equity, in any court or before any Governmental Authority, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement, (ii) alleges that the execution and delivery of this Agreement by the Shareholder, or the approval of the Merger Agreement by the Company Board of Directors, breaches a fiduciary duty of the Company Board of Directors or any member thereof; provided that the Shareholder may defend against, contest or settle any action, claim, suit or cause of action brought against the Shareholder that relates solely to the Shareholder’s capacity as a director, officer or security holder of the Company.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

The Shareholder represents and warrants to Restoration Robotics as of the date hereof that:

2.1 Authorization; Binding Agreement. The Shareholder, if not a natural person, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Shareholder has full legal capacity and power, right and authority to execute and deliver this Agreement and to perform the Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Shareholder, and constitutes a valid and binding obligation of the Shareholder enforceable against the Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors’ rights and general principles of equity.

2.2 Ownership of Subject Shares; Total Shares. The Shareholder is the record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the Shareholder’s Subject Shares and has good and marketable title to the Subject Shares free and clear of any pledge, lien, encumbrance, security interest or other claim (including any restriction on the right to vote or otherwise transfer the Subject Shares), except as (a) provided hereunder and in the Merger Agreement, (b) pursuant to any applicable restrictions on transfer under the Securities Act, (c) the Subject Shares may be subject to any risk of forfeiture with respect to any Company Ordinary Shares granted to the Shareholder under an agreement with or employee benefit plan of the Company, (d) with respect to Company Options, provided pursuant to the terms of the Company Option and any stock option plan under which such Company Option was granted and (e) with respect to Company Warrants, provided pursuant to the terms of the warrant agreement under which such Company Warrant was granted. The Subject Shares listed on Schedule I constitute all of the share capital of the Company owned by the Shareholder or which the Shareholder has the right to acquire as of the date hereof. Except pursuant to this Agreement or pursuant to or contemplated by the Merger Agreement, no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Shareholder’s Subject Shares.

2.3 Voting Power. The Shareholder has full power or corporate power, as applicable, with respect to the Shareholder’s Subject Shares, and full power or corporate power, as applicable, of disposition, full power or corporate power, as applicable, to issue instructions with respect to the matters set forth herein and full power or corporate power, as applicable, to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shareholder’s Subject Shares. None of the Shareholder’s Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of the Subject Shares, except as provided hereunder.

2.4 Reliance. The Shareholder has had the opportunity to review the Merger Agreement and this Agreement with counsel of the Shareholder’s own choosing. The Shareholder understands and acknowledges that Restoration Robotics is entering into the Merger Agreement in reliance upon the Shareholder’s execution, delivery and performance of this Agreement.

2.5 Absence of Litigation. With respect to the Shareholder, as of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Shareholder, threatened against, the Shareholder or any of the Shareholder’s properties or assets (including the Subject Shares) that would be expected to prevent, delay or impair the ability of the Shareholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF RESTORATION ROBOTICS

Restoration Robotics represents and warrants to the Shareholder that:

3.1 Organization; Authorization. Restoration Robotics is a corporation duly incorporated under the laws of the State of Delaware. The consummation of the transactions contemplated hereby are within Restoration Robotics’ corporate powers and have been duly authorized by all necessary corporate actions on the part of Restoration Robotics. Restoration Robotics has full power and authority to execute, deliver and perform this Agreement.

3.2 Binding Agreement. This Agreement has been duly authorized, executed and delivered by Restoration Robotics and constitutes a valid and binding obligation of Restoration Robotics enforceable against Restoration Robotics in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors’ rights and general principles of equity.

ARTICLE IV

MISCELLANEOUS

4.1 Notices. All notices, requests and other communications to either party hereunder shall be in writing (including electronic mail transmission) and shall be given, (a) if to Restoration Robotics, in accordance with the provisions of the Merger Agreement and (b) if to the Shareholder, to the Shareholder’s address set forth on a signature page hereto, or to such other address as the Shareholder may hereafter specify in writing to Restoration Robotics for such purpose.

4.2 Termination. This Agreement shall terminate automatically and become void and of no further force or effect, without any notice or other action by any party, upon the earliest to occur of (a) the Effective Time, (b) such date and time as the Merger Agreement shall be terminated pursuant to Section 9 thereof or otherwise, or (c) upon mutual written agreement of the parties to terminate this Agreement (each of the foregoing, an “Expiration Time”). Upon termination of this Agreement, neither party shall have any further obligations or liabilities under this Agreement; provided, however, that (i) nothing set forth in this Section 4.2 shall relieve either party from liability for any breach of this Agreement prior to termination hereof and (ii) the provisions of this Article IV shall survive any termination of this Agreement.

4.3 Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

4.4 Binding Effect; Benefit; Assignment. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as set forth in Section 1.3, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any person other than the parties hereto and their respective successors and assigns. Neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party hereto.

4.5 Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws, except that (i) the internal affairs of the Company and (ii) all other provisions of, or transactions contemplated by, this Agreement that are expressly or otherwise required to be governed by the ICL; shall be construed, performed, governed and enforced in accordance with the laws of the State of Israel, without giving effect to any choice or conflict of law provision or rule (whether of the State of Israel or of any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Israel. Restoration Robotics and the Shareholder hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the Delaware Court of Chancery, or if such court does not have proper jurisdiction, then the Federal court of the U.S. located in the State of Delaware, and appellate courts therefrom, (collectively, the “Delaware Courts”) for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum, save that Restoration Robotics shall be entitled to seek specific performance in competent Israeli courts pursuant to Section 4.9. Each of the parties hereto agrees that service of process may be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to the foregoing shall have the same legal force and effect as if served upon such party personally within the State of Delaware. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

4.6 Counterparts. The parties may execute this Agreement in one or more counterparts, each of which will be deemed an original and all of which, when taken together, will be deemed to constitute one and the same agreement. Any signature page hereto delivered by facsimile machine or by e-mail (including in portable document format (pdf), as a joint photographic experts group (jpg) file, electronic signature, or otherwise) shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto and may be used in lieu of the original signatures for all purposes. Each party that delivers such a signature page agrees to later deliver an original counterpart to any other party that requests it.

4.7 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to its subject matter.

4.8 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

4.9 Specific Performance. The parties hereto agree that Restoration Robotics would be irreparably damaged if for any reason the Shareholder fails to perform any of its obligations under this Agreement and that Restoration Robotics may not have an adequate remedy at law for money damages in such event. Accordingly, Restoration Robotics shall be entitled to specific performance and injunctive and other equitable relief to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any Delaware Court and any competent Israeli court, in addition to any other remedy to which they are entitled at law or in equity, in each case without posting bond or other security, and without the necessity of proving actual damages.

4.10 Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

4.11 No Presumption. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

4.12 Further Assurances. Each of the parties hereto will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable Law to perform their respective obligations as expressly set forth under this Agreement.

4.13 Interpretation. Unless the context otherwise requires, as used in this Agreement: (a) “or” is not exclusive; (b) “including” and its variants mean “including, without limitation” and its variants; (c) words defined in the singular have the parallel meaning in the plural and vice versa; (d) words of one gender shall be construed to apply to each gender; and (e) the terms “Article,” “Section” and “Schedule” refer to the specified Article, Section or Schedule of or to this Agreement.

4.14 Capacity as Shareholder. The Shareholder executes this Agreement solely in the Shareholder’s capacity as a Company Shareholder, and not in the Shareholder’s capacity as a director, officer or employee of the Company or in the Shareholder’s (or any of Shareholder’s representatives’) capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding anything herein to the contrary, nothing herein shall in any way limit or restrict a director or officer of the Company in the exercise of his or her fiduciary duties as a director or officer of the Company or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust, or prevent any director or officer of the Company or any trustee or fiduciary of any employee benefit plan or trust from taking or failing to take any action in his or her capacity as such director, officer, trustee or fiduciary and no such action or omission will be deemed a breach of this Agreement.

4.15 Conversion or Exercise. Nothing contained in this Agreement shall require the Shareholder (or shall entitle any proxy of the Shareholder) to (a) convert, exercise or exchange any Company Options, Company Warrants or convertible securities in order to obtain any underlying Subject Shares or (b) vote, or execute any consent with respect to, any Subject Shares underlying such Company Options, Company Warrants or convertible securities that have not yet been issued as of the applicable record date for the vote or consent in accordance with the provisions of Section 1.1.

4.16 Representations and Warranties. The representations and warranties contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Closing or the termination of this Agreement.

4.17 No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Board of Directors of the Company has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the Company’s organizational documents, the possible acquisition of the Company by Restoration Robotics pursuant to the Merger Agreement, (b) the Merger Agreement is executed and delivered by all parties thereto and (c) this Agreement is executed and delivered by all parties hereto.

4.18 Independent Nature of Stockholders’ Obligations and Rights. The obligations of each Shareholder hereunder is several and not joint with the obligations of any other Shareholder hereunder, and no Shareholder shall be responsible in any way for the performance of the obligations of any other Shareholder hereunder. The decision of each Shareholder to purchase the Subject Shares and enter into this Agreement has been made independently of any other Shareholder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Shareholder pursuant hereto or thereto, shall be deemed to constitute the Shareholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Shareholders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Shareholder acknowledges that no other Shareholder has acted as agent for such Shareholder in connection with making its investment hereunder and that no Shareholder will be acting as agent of such Shareholder in connection with monitoring its investment in the Subject Shares or enforcing its rights under this Agreement or the Merger Agreement. Each Shareholder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement and it shall not be necessary for any other Shareholder to be joined as an additional party in any proceeding for such purpose.

(SIGNATURE PAGES FOLLOW)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

RESTORATION ROBOTICS, INC.

By:
Name:
Title:

[SIGNATURE PAGE TO VENUS VOTING AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

SHAREHOLDER

Address:

[SIGNATURE PAGE TO VENUS VOTING AGREEMENT]